EXHIBIT 10.9
                            QUESTAR CORPORATION

                         EQUALIZATION BENEFIT PLAN
           (As amended and restated effective February 14, 1995)

 1.  PURPOSE

          The Equalization Benefit Plan is intended to enable Questar Corporation and its participating affiliates to attract and retain key management personnel by providing them with monthly retirement benefits to compensate them for the limitations imposed by federal tax laws on benefits payable from the Questar Corporation Retirement Plan.

 2.  DEFINITIONS

          The following terms, when used herein, shall have the meanings set forth below, unless a different meaning is plainly required by the context:

          "Affiliated Corporation" means any company that is affiliated with Questar Corporation that has or may have a responsibility for a portion of the compensation paid to employees that are eligible to receive benefits hereunder.

          "Board" means the Board of Directors of Questar Corporation or a successor company.

          "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          "Committee" means Questar Corporation's Employee Benefits
Committee.

          "Company" means Questar Corporation or any other organization controlling Questar Corporation or any successor organization.

          "Compensation" means an Employee's salary or wages, including payments under incentive compensation plans paid by the Employer and includable in taxable income during the applicable Plan Year, but exclusive of any other forms of additional Compensation such as the Employer's cost for any public or private employee benefit plan or any income recognized by the Employee as a result of exercising stock options. An Employee's Compensation for any Plan Year shall include any Elective Deferrals of the Employee under the Employee Stock Purchase Plan or other tax-qualified plan, and any Compensation deferred under the Questar Corporation Deferred Compensation Plan and the Questar Corporation Deferred Share Plan. An Employee's Compensation also shall include the amount of any reduction in Compensation for a Plan Year agreed upon under one or more Compensation reduction agreements entered into pursuant to the Questar Corporation Cafeteria Plan.

          "Disability Leave" means the period of time during which a former Employee is receiving payments for disability under the Company's Long-Term Disability Plan.

          "Employee" means any employee who is employed by the Company or a Participating Corporation who has at least 1,000 hours of service per year and who is not eligible to receive benefits under any other supplemental retirement plan maintained by the Company. Hours of service shall be determined in the same manner as hours of service are determined under the Company's Retirement Plan.

          "Equalization Retirement Benefits" means monthly retirement benefits payable hereunder calculated as set forth in Section 5.

          "Participating Corporation" means any company that is affiliated with the Company whose employees are covered by the Company's Retirement Plan.

          "Plan" means the plan set forth in and created by this document.

          "Retired Employee" means an Employee who has satisfied the eligibility requirements set forth in Section 4 of this Plan and who is eligible to receive or who is receiving Equalization Retirement Benefits pursuant to the terms of this Plan.

          "Retirement Plan" means the Company's Retirement Plan, as amended or restated from time to time, or any successor plan.

 3.  EFFECTIVE DATE

          The Plan is effective January 1, 1987.

 4.  PARTICIPATION IN THE PLAN AND ELIGIBILITY FOR BENEFITS

          To be eligible for Equalization Retirement Benefits under the Plan, an Employee must have a vested right to receive benefits under the Retirement Plan. A Retired Employee cannot receive benefits under the Plan during any period that his monthly benefits from the Retirement Plan are suspended.

 5.  EQUALIZATION RETIREMENT BENEFITS

          An Employee who satisfies the eligibility requirements described above shall be eligible to receive Equalization Retirement Benefits under the Plan. The first payment of Equalization Retirement Benefits will be due on the first day of the month following retirement, and payments will continue on the first day of each month thereafter so long as the Retired Employee is alive or so long as his surviving spouse is entitled to receive monthly benefits under the Retirement Plan. (The Retired Employee's surviving spouse must have been married to the Employee at the date of retirement.)

          The monthly Equalization Retirement Benefit shall equal the monthly benefit that would have been payable to or on behalf of a Retired Employee under the Retirement Plan if the limitation on annual benefits imposed by Section 415 of the Code, and if the limitation on annual compensation as defined in Section 401(a)(17) of the Code were not applicable, and/or if the Retired Employee had not voluntarily chosen to defer any compensation under the terms of the Questar Corporation Deferred Share Plan or the Questar Corporation Deferred Compensation Plan, less the monthly benefits payable from the Retirement Plan.

          The monthly Equalization Retirement Benefit payable to or on behalf of the Retired Employee as determined herein shall be paid in the same form as such Retired Employee's benefits are payable under the Retirement Plan. Any monthly Equalization Retirement Benefits payable to the Retired Employee's surviving spouse shall be reduced by the monthly benefits payable under the Retirement Plan.

          An employee has a one-time opportunity prior to the date of his retirement to elect to receive the present value of his Equalization Retirement Benefit in a lump-sum, which shall be payable on the first day of the month following his retirement date or as soon thereafter as is administratively practicable. The Employee's spouse must consent to the Employee's election to receive a lump-sum payment of his Equalization Retirement Benefit. Such consent must be in writing, must acknowledge the effect of such election, and must be witnessed by a notary public. (The present value will be calculated using the same rate assumed for making present value calculations under the Retirement Plan and a standard mortality table.)

 6.  FUNDING

          The Equalization Retirement Benefits payable under the Plan shall be paid by the Company and the Affiliated Corporations out of general assets. In its discretion, the Board may establish a trust fund or make other arrangements to assure payment of the Equalization Retirement Benefits.

 7.  ALLOCATION OF COSTS

           The cost of Equalization Retirement Benefits paid to or on behalf of Retired Employees shall be allocated to and be the responsibility of the Company and the Affiliated Corporations

 8.  ADMINISTRATION

          The Committee shall administer the Plan. The Committee shall have the sole responsibility to interpret the Plan and to adopt such rules and regulations for carrying out the Plan as it may deem necessary. Decisions of the Committee shall be final and binding.

 9.  AMENDMENT OR TERMINATION

          The Board may at any time amend, modify, or terminate this Plan; provided, however, that any Retired Employees or their surviving spouses receiving Equalization Retirement Benefits under the Plan at the date of amendment or termination shall continue receiving such benefits as if such amendment or termination had not occurred.

10.  SUCCESSOR TO THE COMPANY

          The Company shall require any successor or assign, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company, to assume and agree to pay any Equalization Retirement Benefits in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

11.  CHANGE IN CONTROL AND LEGAL FEES

          The Company shall pay all legal fees and expenses that a Retired Employee or an Employee may incur as a result of the Company's contesting the validity or enforceability of such person's right to receive benefits under the terms of this Plan following a "Change in Control" of the Company. For purposes of this Plan, a Change in Control of the Company shall be deemed to have occurred if any "acquiring person" is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 20 percent or more of the Company's outstanding shares of common stock; provided, however, that the term "acquiring person" shall not include the Company, any subsidiary of the Company, any employee benefit plan established by the Company, or trustee for such plan. A "Change in Control" shall also include any act or event that, with the passage of time, would result in a Distribution Date, within the meaning of the Rights Agreement dated as of March 14, 1986, and as amended on May 16, 1989, between the Company and First Chicago Trust Company of New York.